                                                                     EXHIBIT 2.8


                            ASSET PURCHASE AGREEMENT

                                DECEMBER 15, 1999


                                 BY AND BETWEEN

                                  NETZEE, INC.,
                                  NETCAL, INC.
                             (GEORGIA CORPORATIONS)

                                       AND

                               DPSC SOFTWARE, INC.
                           (A CALIFORNIA CORPORATION)

                                       AND

                             SHAREHOLDERS OF SELLER
                            (____________ RESIDENTS)

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE 1 - SALE AND PURCHASE.....................................................................................1
         (a)      Purchase and Sale; Included Assets..............................................................1
         (b)      Intent of the Parties...........................................................................4
         (c)      Title to and Transfer of Assets.................................................................4
         (d)      Excluded Assets.................................................................................4

ARTICLE 2 - ASSUMPTION OF LIABILITIES BY THE PURCHASER............................................................4
         (a)      Assumed Liabilities.............................................................................4
                  (i) Trade Payables..............................................................................5
                  (ii) Contracts..................................................................................5
                  (iii) Other Accrued Liabilities.................................................................5
                  (iv) Certain Employee Benefits..................................................................5
         (b)      Liabilities Not Assumed.........................................................................5

ARTICLE 3 - PURCHASE PRICE AND PAYMENT............................................................................7

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS.....................................9
         (a)      Corporate Existence.............................................................................9
         (b)      Corporate Power; Authorization; Enforceable Obligations.........................................9
         (c)      No Conflict.....................................................................................9
         (d)      Required Government Consents...................................................................10
         (e)      Required Contract Consents.....................................................................10
         (f)      Title to Tangible Property.....................................................................10
         (g)      Condition of Property..........................................................................10
         (h)      Inventory......................................................................................11
         (i)      Intellectual Property..........................................................................11
                  (i) Ownership..................................................................................11
                  (ii) Procedures for Copyright Protection.......................................................11
                  (iii) Procedures for Trade Secret Protection...................................................11
                  (iv) Ownership of Software.....................................................................12
                  (v) Absence of Claims..........................................................................12
                  (vi) Adequacy of Technical Documentation.......................................................12
                  (vii) Third-Party Components in Software.......................................................12
                  (viii) Third-Party Interests or Marketing Rights in Software...................................12
         (j)      Contracts - General............................................................................13
         (k)      Leases.........................................................................................13
         (l)      Accounts Receivable............................................................................13
         (m)      Financial Statements...........................................................................13
         (n)      Undisclosed Liabilities........................................................................13

         (o)      Conduct of Business............................................................................14
                  (i) Ordinary Course of Business:  No Removal or Disposal of Assets.............................14
                  (ii) No Material Adverse Change................................................................14
                  (iii) Absence of Particular Events.............................................................14
         (p)      Major Vendors and Customers....................................................................14
         (q)      Litigation.....................................................................................14
         (r)      Court Orders, Decrees, and Laws................................................................15
                  (i) Compliance With Laws.......................................................................15
                  (ii) Adequacy of Authorizations................................................................15
                  (iii) Environmental Matters....................................................................15
         (s)      Taxes and Tax Returns..........................................................................16
         (t)      Personnel and Compensation.....................................................................17
                  (i) List of Personnel..........................................................................17
                  (ii) Compensation, etc.........................................................................17
                  (iii) Retirement Plans.........................................................................17
                  (iv) Pension Benefit Guaranty Corporation......................................................17
                  (v) No Accumulated Deficiency..................................................................17
                  (vi) Submission to Purchaser for Review........................................................18
                  (vii) Multi-employer Plan......................................................................18
                  (viii) Adequate Reserves for Welfare Plans.....................................................18
                  (ix) Compliance with Laws......................................................................18
         (u)      Insurance Policies.............................................................................18
         (v)      Sufficiency of Rights..........................................................................19
         (w)      Broker's or Finder's Fees......................................................................19
         (x)      Related-Party Transactions.....................................................................19
         (y)      Bank Accounts..................................................................................19
         (z)      Year 2000 Matters..............................................................................19
         (aa)     No Fraudulent Transfer.........................................................................20
         (bb)     Disclosure.....................................................................................20

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.......................................................20
         (a)      Securities Act Compliance......................................................................20
         (b)      Access to Information..........................................................................21
         (c)      Experience; Investment.........................................................................21
         (d)      No Prior Convictions...........................................................................22
         (e)      Tax Advice.....................................................................................22
         (f)      Shareholders' Authority........................................................................22
         (g)      Ownership......................................................................................22
         (h)      No Options, Etc................................................................................22
         (i)      Waiver of Dissenter's Rights...................................................................23

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................23
         (a)      Corporate Existence............................................................................23
         (b)      Corporate Power and Authorization..............................................................23
         (c)      Validity of Contemplated Transactions, etc.....................................................23

         (d)      Broker's or Finder's Fees......................................................................24
         (e)      Capitalization.................................................................................24
         (f)      SEC Reports....................................................................................24
         (g)      Compliance with Applicable Laws................................................................24
         (h)      Litigation.....................................................................................24
         (i)      Required Government Consents...................................................................25
         (j)      Required Contract Consents.....................................................................25
         (k)      Obligations of Purchaser.......................................................................25
         (l)      No Material Adverse Change.....................................................................25
         (m)      Disclosure.....................................................................................25

ARTICLE 7 - CONDITIONS TO CLOSING................................................................................26
         (a)      Conditions to Seller's Obligations.............................................................26
         (b)      Conditions to Parent's and Purchaser's Obligations.............................................26

ARTICLE 8 - CLOSING 30...........................................................................................29
         (a)      Closing........................................................................................29
         (b)      Actions at Closing.............................................................................29
                  (i) Copies of Consents.........................................................................29
                  (ii) Conveyance Instruments....................................................................29
                  (iii) Assumption Agreement(s) .................................................................29
                  (iv) Legal Opinions............................................................................29
                  (v) Lease......................................................................................29
                  (vi) Post-Closing Agreement....................................................................29
         (c)      Delivery of Purchase Price.....................................................................29
         (d)      Further Assurances.............................................................................29

ARTICLE 9 - COVENANTS OF PARENT, PURCHASER AND SELLER FOLLOWING CLOSING..........................................30
         (a)      Purchaser's Cooperation........................................................................30
         (b)      Allocation of Purchase Price...................................................................30
         (c)      Maintenance of Books and Records...............................................................30
         (d)      UCC Matters....................................................................................30
         (e)      Covenant Not to Compete........................................................................31
         (f)      Nonsolicitation of Personnel...................................................................31
         (g)      Maintain Corporate Status......................................................................31
         (h)      Reservation of Shares..........................................................................31

ARTICLE 10 - INDEMNIFICATION.....................................................................................31
         (a)      Indemnification by Seller and Shareholders.....................................................31
                  (i) Breach of Obligation.......................................................................32
                  (ii) Excluded Liabilities......................................................................32
                  (iii) Failure to Obtain Consents...............................................................32
                  (iv) Violations of Fraudulent Conveyance Laws..................................................32
                  (v) Incidental Matters.........................................................................32


                                      iii
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
         (b)      Indemnification by Purchaser...................................................................32
                  (i) Breach of Obligation.......................................................................32
                  (ii) Assumed Liabilities.......................................................................32
                  (iii) Post-Closing Operations..................................................................32
         (c)      Notice of Claim................................................................................32
         (d)      Defense........................................................................................33
         (e)      Manner of Indemnification by Seller............................................................33
         (f)      Limitations....................................................................................33
                  (i) Threshold..................................................................................33
                  (ii) Time of Assertion.........................................................................33
                  (iii) Exclusive Remedy.........................................................................34
         (g)      Recovery of Attorney Fees For Frivolous Actions................................................34
         (h)      Arbitration....................................................................................34

ARTICLE 11 - CONFIDENTIALITY.....................................................................................34

ARTICLE 12 - GENERAL RELEASE AND COVENANT NOT TO SUE.............................................................34

ARTICLE 13 - MISCELLANEOUS.......................................................................................35
         (a)      Sales, Transfer and Documentary Taxes, etc.....................................................35
         (b)      Expenses.......................................................................................35
         (c)      Contents of Agreement; Parties in Interest; etc................................................35
         (d)      Waiver.........................................................................................36
         (e)      Notices........................................................................................36
         (f)      Georgia Law to Govern..........................................................................37
         (g)      No Benefit to Others...........................................................................37
         (h)      Headings, Gender and "Person"..................................................................37
         (i)      Schedules and Exhibits.........................................................................38
         (j)      Severability...................................................................................38
         (k)      Counterparts...................................................................................38
         (m)      Assistance of Counsel..........................................................................38
         (n)      Time of the Essence............................................................................38
         (o)      Execution by Facsimile.........................................................................38


                                       iv
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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "AGREEMENT"), is made and entered into as of the 15th day of December, 1999, by and between Netzee, Inc., a Georgia corporation (the "PARENT"), Netcal, Inc., a Georgia corporation (the "PURCHASER"), DPSC Software, Inc., a California corporation (the "SELLER") and the shareholders of the Seller named on the signatures pages hereto (collectively, the "SHAREHOLDERS").


                                    RECITALS


         The Seller is engaged principally in the business of developing, marketing and distributing software and providing related products and services to financial institutions, including marketing and distributing internet banking software and other products of third parties (collectively, the "BUSINESS").


         The Purchaser desires to purchase, and the Seller desires to sell, all of the assets of Seller associated with the Business, and Seller desires to transfer, and Purchaser desires to assume, certain liabilities of Seller arising in connection with the Business, all upon the terms and conditions and subject to the limited exceptions set forth herein.


         The boards of directors of Parent, Purchaser and Seller, as well as the Shareholders and the sole shareholder of Purchaser, have approved the transactions described in this Agreement.


         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE 1
                                SALE AND PURCHASE

         (a) Purchase and Sale; Included Assets. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Purchaser, at the Closing (as defined in Section 8(a) hereof), all right, title, and interest in and to all of the rights and assets, real, personal, and mixed, tangible or intangible, used directly or indirectly in or otherwise relating primarily to the Business, whether now owned or hereafter acquired, as owned or held by Seller, except as expressly excluded by Section 1(d) below. Subject to such express exclusion and qualification, the foregoing rights and assets shall hereinafter collectively be referred to as the "ASSETS." As used herein, the "DETERMINATION DATE" means the date of this Agreement, or if another date is specifically identified in a Schedule as the Determination Date for purposes of the Assets described in such Schedule, such other specified date. Without in any way limiting the generality of the foregoing, the Assets shall include all of Seller's right, title and interest in and to the following, wherever located:

                  (i) All accounts, accounts receivable, notes, notes receivable, instruments, drafts, documents, chattel paper and other receivables and rights to the payment of money or receipt of other benefit with respect to the Business which remains uncollected or unreceived on the Closing Date (as defined in Section 8(a) hereof), whether or not evidenced by a writing or reflected in Seller's financial statements provided to Purchaser and disclosed in Schedule 4(m) (the "ACCOUNTS RECEIVABLE") including the Accounts Receivable disclosed in Schedule 1(a)(i).

                  (ii) All of the Seller's service, license, marketing and other similar agreements and sales contracts used directly or indirectly in or otherwise relating primarily to the Business (the "LICENSE AGREEMENTS"), including, without limitation, the License Agreements disclosed in Schedule 1(a)(ii);

                  (iii) All of Seller's fixed assets, goods, equipment and other property used directly or indirectly in or otherwise relating primarily to the Business (the "EQUIPMENT"), including, without limitation, the Equipment disclosed in Schedule 1(a)(iii);

                  (iv) All inventories of Seller and all unused or reusable materials, work in process, damaged or unfinished goods and supplies, in each case to the extent used directly or indirectly in or otherwise relating primarily to the Business (the "INVENTORY"). As of the Determination Date, the Inventory consists of the Inventory disclosed in Schedule 1(a)(iv);

                  (v) All patents, trademarks, service marks, trade names, domain names, copyrights and general intangibles (including registrations, licenses, and applications pertaining thereto); all technologies, methods, formulations, data bases, trade secrets, know-how, inventions and other intellectual property now existing or under development; all internet domain names and registrations, including "www.dpscsoftware.com"; all software, programs, databases and other intellectual property rights, whether owned or leased, pursuant to which Seller operates the Business and its website at www.dpscsoftware.com; and all computer software (including technical documentation and user reference manuals and related object and source codes), in each case as used directly or indirectly in or otherwise relating primarily to the Business, including, but not limited to, the software and other intellectual property disclosed in Schedule 1(a)(v) (collectively, the "INTELLECTUAL PROPERTY");

                  (vi) All office furniture and fixtures used directly or indirectly in or otherwise relating primarily to the Business (the "OFFICE FURNITURE"). As of the Determination Date, the Office Furniture consists of all items disclosed in Schedule 1(a)(vi);

                  (vii) The entire leasehold, rental or other interest arising under or pursuant to leases of:

                           (A) real property, including buildings, structures, and other improvements located thereon, fixtures contained therein, and appurtenances thereto, and easements and other rights relative thereto;

                           (B) equipment, including computer hardware and associated telecommunications equipment, media, and tools;

                           (C) office furniture; and

                           (D) other personalty,

         in each case as used directly or indirectly in or otherwise relating primarily to the Business (the "LEASES"). As of the Determination Date, the Leases consist of all leases disclosed in Schedule 1(a)(vii);

                  (viii) All contracts, agreements, licenses, commitments, arrangements, and permissions entered into in connection with or otherwise relating primarily to the Business (the "GENERAL CONTRACTS"), which items are disclosed in Schedule 1(a)(viii), to the extent not otherwise classified as License Agreements, Leases or Insurance Policies (as defined herein);

                  (ix) All business and marketing records, including accounting and operating records, asset ledgers, inventory records, reports, budgets, personnel records, payroll records, customer lists, copies of employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, correspondence and mailing lists, advertising materials and brochures, and other business records used directly or indirectly in or otherwise relating primarily to the Business, in whatever form they exist (the "BUSINESS RECORDS");

                  (x) All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, U.S. federal, state, and/or local governmental authorities as well as states and jurisdictions outside of the U.S. (the "AUTHORIZATIONS"), as used directly or indirectly in or otherwise relating primarily to the Business ,but subject, as to the reassignability to Purchaser, to the procurement of the Required Government Consents (as defined herein). As of the Determination Date, the Authorizations consist of the items disclosed in Schedule 1(a)(x);

                  (xi) The deposits, deposit accounts, prepaid expense items, and investments that are disclosed in Schedule 1(a)(xi) plus all other cash, cash equivalents, deposits, deposit accounts, and investments, and all other products and proceeds of any Assets, arising from the Business on or after the Determination Date;

                  (xii) All insurance and reinsurance, surety, bonding, or indemnity policies, binders, or contracts, and the benefits of any prior insurance coverage to the extent still available, as established or obtained with respect to the Business or the Assets (the "INSURANCE POLICIES"). As of the Determination Date, the Insurance Policies consist of the items disclosed in Schedule 1(a)(xii); and

                  (xiii) All claims Seller may have against any person relating to or arising from the Assets or the Business, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and choses in action ("SELLER CLAIMS"), but not including any Seller Claims under or in connection with the Excluded Assets.

         (b) Intent of the Parties. Although the Schedules to this Agreement are intended to be complete, to the extent any rights or assets of Seller primarily relate to the Business or are otherwise necessary for the ownership and use of the Assets and the conduct of the Business, but are not properly itemized or do not appear in the applicable Schedules where required, then, unless this Agreement otherwise provides directly for Purchaser to provide for or obtain such rights or assets in a different way or unless such rights or assets are specifically included in Excluded Assets, the general language of
Section 1(a) shall govern and such rights and assets shall nonetheless be deemed transferred to Purchaser at Closing.

         (c) Title to and Transfer of Assets. The Seller agrees to convey to the Purchaser fee simple, good, marketable and unencumbered lien free title to all of the Assets by appropriate documents of transfer and sale, including such bills of sale, endorsements and assignments, and other good and sufficient instruments of bargain and sale, in such form as shall be approved and deemed appropriate by legal counsel for the Purchaser, and which documents shall contain covenants of warranty as to title, and which documents shall, in the opinion of Purchaser's counsel, be sufficient to vest in Purchaser good and marketable title to the Assets.

         (d) Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following: certificate of incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of Seller; the rights which accrue or will accrue to Seller under this Agreement; the rights to any of Seller's claims for any federal, state, local, or foreign tax refunds; or the assets, properties or rights disclosed in Schedule 1(d) (the "EXCLUDED ASSETS").


                                    ARTICLE 2
                   ASSUMPTION OF LIABILITIES BY THE PURCHASER

         (a) Assumed Liabilities. At and after the Closing, the Purchaser shall assume and pay in a timely fashion and be responsible for only the specific obligations and liabilities of the Seller (the "LIABILITIES") that arise out of the Business or the Assets and that are specifically identified on
Schedule 2(a) (the "ASSUMED LIABILITIES") or are specifically assumed by any other covenant, agreement or indemnity of Purchaser in this Agreement or the other Purchase Agreements (as defined in Section 13(c) below) and instruments to be executed and delivered by Purchaser in connection with this Agreement. Subject to the express exclusions disclosed in Section 2(b), the Assumed Liabilities shall include the following:

                  (i) Trade Payables. All accrued trade payables of Seller arising out of the Business, other than payables owed to the affiliates of Seller, disclosed in Schedule 2(a)(i);

                  (ii) Contracts. All payment and performance obligations arising after the Closing Date and relating to the License Agreements, Leases and the General Contracts, except to the extent attributable to (A) any breach or default by Seller under any of the same on or before the Determination Date, or (B) any material liability or obligation outside the ordinary course of business not disclosed by Seller pursuant to this Agreement, insofar as disclosure thereof is required hereunder and Purchaser does not receive property or services of substantially equivalent value in respect of such liability or obligation;

                  (iii) Other Accrued Liabilities. Any other liabilities pertaining to the Assets recorded on the Seller's most recent balance sheet delivered to Purchaser and which otherwise relate primarily to the Business, including any refunds of prepaid amounts owed to customers of the Seller who terminate their contracts for any reason other than the breach by the Seller of any agreement with such customer; provided, however, that refunds of such amounts in excess of $15,000 in the aggregate shall constitute Excluded Liabilities (as defined below); and

                  (iv) Certain Employee Benefits. To the extent that an employee of Seller is offered and accepts employment by Purchaser contemporaneously with Closing, the accrued but unpaid payroll amounts due to such employee or a plan administrator for the account of such employee under disclosed employee benefit plans generally offered to all of Seller's employees for the current payroll period ending on or after the Closing Date, which Seller represents are not more than $75,000 in the aggregate. In addition, the Purchaser agrees to assume a maximum total of $ 60,000 of accrued but unpaid bonus amounts due to employees of the Seller for service during 1999 but not yet paid.

         (b) Liabilities Not Assumed. Purchaser shall not assume or be responsible for any of the following liabilities or obligations (the "EXCLUDED LIABILITIES"):

                  (i) any product liability or similar claim for injury to person, business or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damages, lost revenue or income;

                  (ii) sales or use taxes, recapture taxes, other taxes, assessments and penalties (A) payable with respect to the Business, Assets, properties or operations of Seller or any member of any affiliated group of which Seller is a member for any period prior to the date hereof, or (B) incident to or arising as a consequence of the negotiation or consummation by Seller, or any member of any affiliated group of which Seller is a member, of this Agreement and the transactions contemplated hereby. All sales taxes, transfer taxes, documentary stamp taxes and other similar assessments relating to the sale and transfer of the Assets pursuant to this Agreement shall be paid by the Purchaser;

                  (iii) any liability or obligation under or in connection with the Excluded Assets;

                  (iv) any liability or obligation of Seller of any kind, known or unknown, contingent or otherwise, not either enumerated as an Assumed Liability in Section 2(a) or resulting from any other covenant, agreement, or indemnity of Seller in this Agreement or the other Purchase Agreements and instruments to be executed and delivered by Seller;

                  (v) any liability or obligation resulting from violations of any applicable laws or regulations by Seller prior to the Determination Date or from infringement of third-party rights or interests;

                  (vi) except to the extent set forth above, any employee liabilities relating to present and past employees of the Business with respect to plans, programs, policies, commitments, and other benefit entitlement established or existing on or prior to Closing (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including

                           (A) any liability or obligation for workers' compensation;

                           (B) any current or future liabilities to employees retiring on, before, or after Closing, and their dependents (excluding employees employed by Purchaser after the Closing and who subsequently retire);

                           (C) any current or future liabilities for benefits that may have been accrued or earned by any employees associated with the Business on or before Closing under any pension plans relating to service prior to the Closing Date;

                           (D) any current or future liabilities for claims incurred prior to Closing and related expenses with respect to any employees associated with the Business under any welfare or disability plans established or existing at or prior to Closing, regardless of when filed with Purchaser, Seller, or the claims administrator for any such plan;

                           (E) any retrospective premium on pension, savings, thrift, or profit-sharing plan contribution relating to any employees associated with the Business incurred or accrued prior to the Closing Date, regardless of when invoiced or recorded; and

                           (F) any monetary liability for severance payments that may arise at any time in favor of any of Seller's employees under any plan, program, policy, commitment, or any other benefit entitlement, provided such monetary liability relates to periods of employment prior to the Closing;

                  (vii) any Litigation (as defined herein) pending or threatened against Seller or the Assets, if the cause of action or activities giving rise to such litigation arise or accrue prior to the Closing Date;

                  (viii) any liability or obligation that under generally accepted accounting principles ("GAAP") would be required to be accrued and reflected in Seller's most recent balance sheet furnished to Purchaser before Closing, but is not included therein, regardless of the materiality of such items individually or in the aggregate;

                  (ix) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts;

                  (x) any liability or obligation of Seller arising or incurred in connection with any securities of the Seller, including, but not limited to, the offer or sale of any securities by Seller, the repurchase by the Seller of any its securities from its shareholders, and the issuance or payment of any distributions and/or dividends by Seller to its shareholders;

                  (xi) any liability or obligation of Seller arising or incurred in connection with the letter of intent dated February 19, 1999 by and among Jack Henry & Associates, Inc. and Seller or the Agreement and Plan of Merger dated on or about April 1, 1999 by and among Jack Henry & Associates, Inc., JHA Acquisition Corp. and Seller and any other agreements or documents executed by Seller in connection therewith; and

                  (xii) any liability or obligation of Seller arising or incurred in connection with any non-disclosure, confidentiality, no-shop, standstill or similar agreements which the Seller or any of the Shareholders may have entered into prior to the date hereof.


                                    ARTICLE 3
                           PURCHASE PRICE AND PAYMENT

         (a) The total purchase price for all of the Assets shall be (1) $18,500,000 in cash (the "CASH PORTION"), plus (2) 525,000 shares of common stock, without par value ("COMMON STOCK"), of the Parent (the "COMMON STOCK PORTION"), plus (3) 500,000 shares of Series A 8% Convertible Preferred Stock, without par value ("PREFERRED STOCK") of Parent (the "PREFERRED STOCK PORTION") plus (4) Purchaser's assumption of the Assumed Liabilities (together with the Cash Portion, the Common Stock Portion and the Preferred Stock Portion, the "PURCHASE PRICE"). The total Cash Portion shall be paid at the Closing by wire transfer of same-day funds to an account designated by Seller.

         (b) The parties agree that the Purchase Price represents the fair market value of the Assets. The Purchase Price shall be allocated among the Assets acquired hereunder as disclosed in Schedule 3. Seller, Shareholders, Parent and Purchaser each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this
Article 3.

         (c) On the Closing Date, Purchaser shall deliver to the escrow agent set forth in the Escrow Agreement in the form of Exhibit 3(c) hereto ("ESCROW AGREEMENT") (1) share certificates representing 295,000 shares of Common Stock and 150,000 shares of Preferred Stock (together, the "ESCROW AMOUNT") for the escrow established pursuant to the Escrow Agreement. The amounts placed in escrow include 175,000 shares of Common Stock (the "OTS PORTION") to be released to Seller upon assignment (including obtaining all Required Government Consents) to Purchaser of the OTS Contract (as defined herein), in accordance with the terms of the Escrow Agreement and, if such assignment of the OTS Contract to Purchaser does not occur during 2000, the OTS Portion (or proceeds thereof) shall be released from the escrow to the Purchaser.

         (d) The shares of Common Stock and Preferred Stock to be delivered in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of Section 4(2) thereof, Regulation D promulgated thereunder, or other private offering exemptions, and Purchaser and Parent are relying on the representations of the Seller and the Shareholders with respect to such exemptions. Seller and each Shareholder understand and agree that stop transfer instructions with respect to the shares of Common Stock and Preferred Stock received by Seller pursuant to this Agreement will be given to Parent's transfer agent and that there will be placed on the certificates for such shares a legend stating in substance as follows:

                  The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the United States Securities and Exchange Commission and the securities regulatory authorities of applicable states or unless an exemption from such registration is available.

The foregoing legends will also be placed on any certificate representing securities issued subsequent to the original issuance of the Common Stock or Preferred Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Common Stock or Preferred Stock issued to the Seller pursuant to this Agreement has not been transferred in such manner to justify the removal of the legend therefrom.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
                                  SHAREHOLDERS

         The Seller and the Shareholders hereby represent and warrant, jointly and severally, to Parent and Purchaser that, except as set forth on the disclosure schedules attached hereto, each of which exceptions shall specifically identify the relevant subsection hereof to which it relates, as follows:

         (a) Corporate Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Seller has the corporate power and authority to conduct the Business and to own and lease all of its properties and assets (including the Assets) and is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise) (a "MATERIAL ADVERSE EFFECT"). The Seller does not own, directly or indirectly, any equity or other interest in any corporation, company, association, partnership, joint venture, or other entity. DPSC Internet, Inc. has been dissolved and is no longer a validly existing corporation. The Seller has done business only under its corporate name and DPSC Internet, Inc. for the five (5) years prior to the Closing Date. Seller has filed all documents necessary for the dissolution of DPSC Internet, Inc. DPSC Internet, Inc. does not now own, nor has it ever owned, any of the Assets or conducted any operations related to the Business.

         (b) Corporate Power; Authorization; Enforceable Obligations. Seller has the corporate power and authority, and the Shareholders have the power and authority, to execute and deliver this Agreement and the other Purchase Agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. Seller and Shareholders have taken all necessary action (corporate action in the case of Seller) to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller and the Shareholders in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of the Seller and the Shareholders, enforceable in accordance with their terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect and by general principles of equity.

         (c) No Conflict. Neither the execution and delivery of this Agreement and the other Purchase Agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will
(1) violate any foreign, federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree (collectively, "LAWS") applicable to the Seller, the Shareholders, the Business, or the Assets, (2) violate or conflict with any provision of any articles of incorporation, charter, bylaw or other governing or organizational instrument of Seller, or (3) conflict with, result in the breach of, or constitute a default under any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which the Seller is a party or by which Seller or any of the Assets are bound, except where such violation, conflict, breach or default would not have a Material Adverse Effect on the Business or the Assets.

         (d) Required Government Consents. Except for (1) the filing and/or recording of deeds and other instruments of conveyance, transfer, or assignment required by federal copyright, patent, or trademark laws or the laws of the U.S. and non-U.S. jurisdictions and states in which the Assets are located, to occur upon Closing; (2) any approvals necessary to assign to Purchaser Contract No. TOT-97-0005/C770005, for the development and distribution of an electronic software package between the Seller and the Office of Thrift Supervision (the "OTS CONTRACT"), and (3) the further exceptions disclosed in Schedule 4(d) (the foregoing items (1) through (3) being referred to herein as the "REQUIRED GOVERNMENT CONSENTS"), no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, U.S. or non-U.S., federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other Purchase Agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by the Seller or the Shareholders or the consummation by the Seller or the Shareholders of the transactions contemplated hereby or thereby, or the ownership and use of the Assets and the conduct of the Business (including by Purchaser, assuming such ownership and use is the same as the ownership and use by the Seller).

         (e) Required Contract Consents. Except as disclosed in Schedule 4(e) (such scheduled items being referred to herein as the "REQUIRED CONTRACT CONSENTS"), no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person (other than the Required Government Consents) is necessary for (1) the execution and delivery of this Agreement and the other Purchase Agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or Shareholders or the consummation by Seller or Shareholders of the transactions contemplated hereby or thereby; (2) the transfer and assignment to Purchaser at Closing of the Leases, License Agreements, General Contracts or Insurance Policies; or (3) the ownership and use of the Assets and the conduct of the Business (including by Purchaser, assuming such ownership and use is substantially the same as the ownership and use by the Seller).

         (f) Title to Tangible Property. Purchaser at Closing shall obtain good and marketable title to all of the tangible Assets (i.e., the Equipment, Inventory, Office Furniture, and Business Records), free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases (except for the Leases disclosed in Schedule 1(a)(vii)), chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

         (g) Condition of Property. All of the tangible Assets are in good operating order, condition, and repair, ordinary wear and tear excepted, and are suitable for use in the Business in the ordinary course, as presently operated.

         (h) Inventory. All Inventory is of usable quality and includes no material amount of obsolete or discontinued items or items that cannot be used by Purchaser in the Business in the ordinary course, consistent with past practices and uses. All Inventory has been recorded using the "first-in, first-out" accounting method. Seller maintains Inventory in an amount reasonably necessary to satisfy delivery or fulfillment obligations under existing customer orders and contracts.

         (i) Intellectual Property. The Intellectual Property includes certain proprietary application software products and systems which Seller develops, markets and licenses to financial institutions and other customers (the "SOFTWARE PROGRAMS"), and in connection therewith the Seller has developed certain related technical documentation and user reference manuals (the "DOCUMENTATION"). The Software Programs and the Documentation are collectively referred to as the "SOFTWARE." The Software Programs are disclosed in Schedule 1(a)(v).

                  (i) Ownership. Except as set forth in Schedule 4(i)(i), the Seller owns all of the Intellectual Property and all other proprietary information used by the Seller in the conduct of the Business. Schedule 1(a)(v) sets forth all domestic and foreign patents, trademarks, service marks, trade names and copyrights owned or used by the Seller and all applications therefor and registrations thereof.

                  (ii) Procedures for Copyright Protection. Schedule 4(i)(ii) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software including screen displays. In no instance has the eligibility of the Software for protection under copyright law been forfeited to the public domain.

                  (iii) Procedures for Trade Secret Protection. Neither the Seller nor any Shareholder has ever disclosed source code for any of the Software to a third party other than the persons disclosed in Schedule 4(i)(iii), each of which has executed a nondisclosure agreement in favor of the Seller. The Seller discloses its source code to employees only on a need-to-know basis in connection with the performance of their duties to the Seller. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Documentation or Software Programs on behalf of Seller either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising. The source code and system documentation comprising the Software have at all times been maintained by the Seller in confidence, and the Seller has not taken (nor has it failed to take) any action which would be reasonably likely to result in such source code and system documentation not being protectable as a trade secret under applicable Laws.

                  (iv)     Ownership of Software. Except as disclosed in
Schedule 4(i)(iv) and except for independent contractors disclosed in Schedule 4(i)(iii), all persons who have contributed to or participated in the conception and development of the Software on behalf of the Seller have been full-time employees of the Seller hired to prepare such works within the scope of employment. As a consequence, the Seller has all ownership interests in the Software.

                  (v) Absence of Claims. Except as disclosed in Schedule 4(i)(v), no claims have been asserted by any person to any rights in the Software, and to the knowledge of the Seller and the Shareholders, no valid basis for any such claim exists. To the knowledge of the Seller and the Shareholders, the use of the Software by the Seller and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other Laws that protect intellectual property rights). To the knowledge of the Seller and the Shareholders, the use by the Seller of the Intellectual Property does not infringe the rights of any person, and no claim has been asserted that the use by the Seller of any of the foregoing infringes the rights of any person. Neither the Seller nor the Shareholders has received notice of any claim asserted by any person to the effect that any current or former employee of the Seller has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Seller or any third party.

                  (vi) Adequacy of Technical Documentation. The Software includes the source code, system documentation and schematics for all Software Programs, as well as any programmer comments for documentation and pertinent commentary or explanation that may be reasonably necessary to render such materials understandable and usable by a trained computer programmer. The Software also includes the programs (including compilers), workbenches, tools and higher level language, if any, used for the development, maintenance and implementation of the Software Programs.

                  (vii) Third-Party Components in Software. The Seller has obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in the Software pursuant to the contracts disclosed in Schedule 4(i)(vii), subject to no further license fee, royalty or other payment obligations not disclosed in Schedule 4(i)(vii), other than software maintenance payments customarily associated therewith. The Software contains no other programming or materials in which any third party could reasonably claim superior, joint or common ownership, including any right or license. The Software does not contain derivative works of any programming or materials not owned in their entirety by the Seller.

                  (viii) Third-Party Interests or Marketing Rights in Software. Other than in the ordinary course of business pursuant to the terms of the agreements listed in Schedule 4(i)(viii), the Seller has not granted, transferred or assigned any right or interest in the Software to any person. There are no contracts, agreements, licenses, commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the

Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Schedule 4(i)(viii).

         (j) Contracts - General. The License Agreements listed in Schedule 1(a)(ii), the General Contracts disclosed in Schedule 1(a)(viii), and the Insurance Policies disclosed in Schedule 1(a)(xii) constitute all contracts, agreements, licenses, and other commitments and arrangements in effect as of the Determination Date and included in the Assets, other than the Leases addressed by Section 4(k), that either (1) involve annual expenditure of more than $10,000 or (2) require performance by any party thereto more than six (6) months after the Closing Date. All such contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect. To the best knowledge of the Seller and the Shareholders, there are no existing defaults by Seller under any such contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

         (k) Leases. The Leases disclosed in Schedule 1(a)(vii) constitute all leasing or rental contracts, agreements, and other commitments and arrangements in effect as of the Determination Date and included in the Assets that either (1) have an annual rental, in any individual instance, in excess of $1,000, or (2) remain in effect for a period of twelve (12) months or longer without allowing Seller (and, following the Closing, Purchaser) to terminate without penalty for any reason upon the delivery of any required notice. All Leases are valid, binding, and enforceable in accordance with their terms and are in full force and effect. To the best knowledge of the Seller and the Shareholders, there are no existing defaults by Seller thereunder and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

         (l) Accounts Receivable. The Accounts Receivable arose from valid transactions in the ordinary course of business and no portion of the Accounts Receivable is subject to counterclaim or setoff. At least 95% of the value of the Accounts Receivable are collectible in the ordinary course of Seller's business consistent with past custom and practice (including with respect to quantity and frequency).

         (m) Financial Statements. Schedule 4(m) sets forth unaudited income statements for Seller for its fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999 and the five-month period ended November 30, 1999, and an unaudited balance sheet as of November 30, 1999, each of which have been prepared in a manner consistent with the principles and procedures employed in prior periods by Seller (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements properly reflect all Assets and Assumed Liabilities as are (or were) then in existence, and the results of operations of Seller for the periods presented, except for normal year-end adjustments, which are not material, and the absence of footnotes.

         (n) Undisclosed Liabilities. There are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected or reserved against in a balance sheet of the Business, except such liabilities and obligations that either (1) are accrued and reserved against in the Financial Statements or (2) have arisen or been incurred in the ordinary course of business since the date of such balance sheet and are reflected and/or accrued and reserved against in the most recent balance sheet of Seller delivered to Purchaser at or prior to Closing.

         (o)      Conduct of Business.

                  (i) Ordinary Course of Business: No Removal or Disposal of Assets. Except as disclosed in Schedule 4(o)(i), since November 30, 1999, Seller has operated the Business in the ordinary course consistent with past practices, and has not removed or disposed of any assets that were assets of the Business as of November 30, 1999 except in the ordinary course.

                  (ii)     No Material Adverse Change. Except as disclosed in
Schedule 4(o)(ii), since November 30, 1999, there has been no material adverse change in the Business or the Assets or in the financial condition, operations, or prospects of the Business.

                  (iii)    Absence of Particular Events. Except as disclosed in
Schedule 4(o)(iii), since November 30, 1999, Seller has not (1) suffered any damage or destruction which could cause a Material Adverse Effect on the Business or the Assets; (2) increased the compensation payable or to become payable to employees of Seller or declared any bonus; (3) incurred any liability or obligation relating to the Business other than in the ordinary course consistent with past practice; (4) made any change in any method, practice, or principle of accounting involving the Business or the Assets; (5) paid, loaned, or advanced any monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee involved in the Business except for normal compensation involving salary and benefits; (6) made any commitment which is reasonably likely to cause economic harm to Seller or Purchaser; or (7) agreed to take any action described in this Section 4(o)(iii); or (8) made any distribution (including, but not limited to, S-corporation distributions).

         (p) Major Vendors and Customers. Schedule 4(p) lists each supplier of property or services to, and each licensee or customer of, Seller, to whom Seller paid or billed in the aggregate $5,000 or more during the most recent fiscal year, together with, in each case, the amount paid or billed during such period. To the best knowledge of Seller, there is no reason the relationship with any such person or entity might not be continued by Purchaser, after its acquisition of the Business, at substantially the same level of business and on substantially the same terms as Seller experienced during the twelve (12)-month period preceding the Closing.

         (q) Litigation. Except as disclosed in Schedule 4(q), no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, patent infringement claim, or investigation (collectively, "LITIGATION") is pending, or, to Seller's and each of the Shareholder's best knowledge, threatened against Seller, its present or former directors, officers, or employees, affecting, involving, or relating to the Business or any of the Assets. Neither Seller nor any Shareholder knows of any facts or circumstances that could reasonably be expected to serve as the basis for Litigation against Seller (or the Purchaser upon acquisition of the Business), its present or former directors, officers, or employees, affecting, involving, or relating to the Business or the Assets.

         (r)      Court Orders, Decrees, and Laws

                  (i) Compliance With Laws. There is no outstanding or, to Seller's and each of the Shareholder's best knowledge, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Seller affecting, involving, or relating to the Business or the Assets. Seller is not in violation of any Laws affecting, involving, or relating to the Business or the Assets, except where noncompliance has no Material Adverse Effect on the Business or the Assets, and Seller has received no notices of any such alleged violation. The foregoing shall be deemed to include Laws relating to the patent, copyright, and trademark laws, state trade secret and unfair competition laws of the U.S. and foreign jurisdictions, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

                  (ii) Adequacy of Authorizations. The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, U.S. or non-U.S., federal, state, or local governmental authorities that are required for the ownership and use of the Assets and the conduct of the Business under all applicable Laws. Seller is in compliance with all material terms and conditions of such required Authorizations. All of the Authorizations are in full force and effect, and, to the best of Seller's and each of the Shareholder's knowledge, no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement, except to the extent any such Authorizations are assignable or transferable only upon receipt of the Required Government Consents. Seller is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any Laws relating to or affecting the Business, except where non-compliance would have no Material Adverse Effect on the Business or Assets.

                  (iii)    Environmental Matters.

                           (A) The operations of the Seller forming a part of
the Business comply, and have complied, in all material respects with all applicable Laws relating to pollution or protection of the environment ("ENVIRONMENTAL LAWS").

                           (B) The Seller has obtained all environmental, health
and safety Licenses and other authorizations necessary for the operation of the Business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and the Seller is in compliance in all material respects with all terms and conditions thereof.

                           (C) Neither the Seller nor any of the Shareholders
has received any notice of any pending or threatened investigation, proceeding or claim to the effect that the Seller is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States

Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and, to the best knowledge of the Seller or any of the Shareholders, there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Seller to any person or entity or for any such cleanup costs.

         (s)      Taxes and Tax Returns. Except as disclosed in Schedule 4(s):

                  (i) Seller has duly filed all returns, declarations, reports, information returns and statements ("RETURNS") required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid all such Taxes due and payable as finally determined by the applicable governmental authority, other than Taxes which are being contested in good faith (and disclosed to Parent in writing). As used in this Agreement, "TAX" or "TAXES" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority, including, without limitation, foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Seller has established on its books and records reserves that are reasonably adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of the operation of the Business through such date.

                  (ii) Neither Seller nor the Shareholders have received any notice that any of the Returns of the Seller has been examined by the United States Internal Revenue Service (the "IRS"), or any other United States federal or state governmental authority within the past six years. There are no audits or other governmental authority proceedings currently pending, nor any other disputes pending with respect to, nor, to the knowledge of Seller and the Shareholders claims asserted for, Taxes upon Seller greater than $250 individually or $10,000 in the aggregate; nor has Seller given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the Assets of Seller, except for Liens for Taxes not yet due and payable or Taxes being properly contested. Any Taxes being properly contested are disclosed in Schedule 4(s)(ii). Seller has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes.

                  (iii) Seller (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Seller (nor does Seller have any knowledge that any governmental authority has proposed any such adjustment or change of accounting method); and (iv) has not been a member of an affiliated group other than one of which Seller was the common parent.

         (t)      Personnel and Compensation.

                  (i) List of Personnel. Seller has delivered to Purchaser a true and complete list of the names and current compensation levels of (1) all salaried or annual employees and (2) all independent contractors and/or consultants involved in the Business.

                  (ii) Compensation, etc. Except as disclosed in Schedule 4(t)(ii), Seller is not subject to, and has no obligation under, any employment, consulting, or collective bargaining contracts, deferred compensation, pension (as defined in Section 3(2) of the Employee Retirement Income Security Act ("ERISA")), profit-sharing, bonus, stock option, stock appreciation, stock purchase, or other nonqualified benefit or compensation commitments, benefit plans, arrangements, or plans, including any welfare plans (as defined in Section 3(1) of ERISA), fringe benefit arrangements, or multi-employer plans (as defined in Section 3(37)(A) of ERISA) of or pertaining to the present or former employees involved in the Business. To the extent Seller has in effect any of the foregoing contracts, plans or arrangements, Seller has complied with all of its obligations thereunder in all material respects.

                  (iii) Retirement Plans. Schedule 4(t)(iii) identifies all of the retirement plans, by plan name and plan year, that Seller has established for the benefit of persons who are or were involved in the Business as of or prior to the Closing (the "PLANS"). The Plans and their administration are the sole responsibility of Seller.

                  (iv) Pension Benefit Guaranty Corporation. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to the Plans that has not been satisfied by the Seller. All premiums due and payable to the Pension Benefit Guaranty Corporation with respect to the Plans have been paid. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any of the Plans. To the knowledge of Seller and the Shareholders, no event has occurred, and there exists no condition or set of circumstances, that presents a risk that any past or future termination of any of the Plans could result in liability on the part of the Seller to the Pension Benefit Guaranty Corporation. No notice of a reportable event (within the meaning of Section 4043(b) of ERISA) has been filed by the plan administrator of any of the Plans with the Pension Benefit Guaranty Corporation, nor, to the knowledge of the Seller and the Shareholders, has any such reportable event occurred.

                  (v) No Accumulated Deficiency. None of the Plans has an accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA. In addition, each of the Plans is fully funded such that assets for each Plan equal or exceed the present value of accrued benefits based on the actuarial assumptions disclosed in Schedule 4(t)(v), which assumptions include interest rates, incidence of turnover, and mortality and disability.

                  (vi) Submission to Purchaser for Review. All documents, including plan and trust instruments, annual reports, and actuarial reports, relating to the Plans for the Plans' most recently ended Plan years, have been furnished to Purchaser for its review.

                  (vii) Multi-employer Plan. Neither Seller or any predecessor in interest thereto, nor any trade or business under common control with Seller or any predecessor in interest thereto (within the meaning of Section 414(i) of the Internal Revenue Code), has ever contributed to, and has no liability with respect to, any pension Plan that is a Multi-employer Plan for the benefit of employees involved in the Business.

                  (viii) Adequate Reserves for Welfare Plans. For welfare Plans (as defined in Section 3(2) of ERISA) disclosed (or required to be disclosed) in Schedule 4(t)(viii), reserves have been established by Seller or its insurance companies at least sufficient to pay all claims incurred under the provisions of such Plans on or prior to the Closing Date. Seller has not received notice of, nor does it know any basis for, any retrospective premium charge for claims relating to any period prior to the Closing Date under such Plans.

                  (ix) Compliance with Laws. Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and occupational safety and health pertaining to the Business and the employees involved in the Business, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. There is no unfair labor practice, charge, or complaint or any other matter against or involving Seller pending or, to the knowledge of Seller and the Shareholders, threatened before the National Labor Relations Board or any court of law pertaining to the Business or the employees involved in the Business. There is no labor strike, dispute, slowdown, or stoppage pending or, to the knowledge of Seller and the Shareholders, threatened against Seller pertaining to the Business or the employees involved in the Business. No certification or decertification question or organizational drive exists or has existed within the past twelve (12) months respecting the Business or the employees involved in the Business. Seller has not experienced any organized work stoppage or other labor difficulty involving the employees of the Business since Seller's inception. There are no charges, investigations, administrative proceedings, or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin sexual preference, handicap, or veteran status) pending or, to the knowledge of Seller and the Shareholders, threatened before the Equal Employment Opportunity Commission or any federal, state, or local agency or court against Seller pertaining to the Business or the employees of the Business, and, to the knowledge of the Seller and the Shareholders, no basis for any such charge, investigation, administrative proceeding, or complaint exists. There have been no audits of the equal employment opportunity practices of Seller pertaining to the Business or the employees involved in the Business.

         (u) Insurance Policies. Schedule 1(a)(xii) lists all Insurance Policies relating to the Business or the Assets in force as of the Determination Date, naming Seller as an insured or beneficiary or as a loss-payable payee or for which Seller has paid or is obligated to pay all or part of the premiums. Other than as disclosed in Schedule 4(u), Seller has not received notice of any pending or threatened termination or retroactive premium increase with respect thereto; and

Seller is in compliance with all material conditions contained therein, the noncompliance with which could reasonably be expected to result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by Seller as to which insurers have denied liability or are defending under any reservation of rights, and, to the knowledge of Seller or any Shareholder, there exists no material claim under such insurance that has not been properly filed by Seller.

         (v) Sufficiency of Rights. Except as disclosed in Schedule 4(v), and assuming (i) the renewal or continuation of all business arrangements affecting the Business currently in place and (ii) advancements in technology do not supersede, render materially obsolete or materially affect the marketability of any of the Software Programs (and, to the best of Seller's and each Shareholder's knowledge, (x) no reason exists why such renewal or continuation in favor of Purchaser could be obstructed and (y) no such advancements are pending or threatened), the Assets constitute all of the properties, rights, and privileges necessary for the indefinite continuation of the conduct of the Business by Purchaser in substantially the same manner as it has been operated by Seller during the twelve (12)-month period preceding the Closing.

         (w) Broker's or Finder's Fees. Except for a fee of $200,000 payable by Seller to Mr. J. Scott Schmidt, a director of the Seller, neither Seller nor any Shareholder has authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may reasonably be expected to impose liability on Purchaser.

         (x) Related-Party Transactions. Except as disclosed in Schedule 4(x), Seller is not a party to any contract, agreement, license, lease, or arrangement with, and has no other commitment to, directly or indirectly, (1) any officer or salaried employee of Seller in office within two (2) years of the date of this Agreement; (2) any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (3) any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Business, the Assets, or the Assumed Liabilities, except, in each instance, for existing compensation arrangements listed herein. Each such contract, agreement, license, lease, arrangement, and commitment was entered into by Seller in the ordinary course of business upon terms that are fair and reasonable to the Seller without regard to the status and relationship of such other parties.

         (y) Bank Accounts. Schedule 4(y) lists all bank, money market, savings and similar accounts and safe deposit boxes of the Seller, specifying the account numbers, the authorized signatories or persons having access to them, and the passwords used to access such accounts, including through voice response and internet services.

         (z) Year 2000 Matters. The Seller has conducted reasonable testing in conformity with industry standards, including but not limited to the FFIEC Year 2000 Management Awareness publication issued on May 5, 1997, as amended or supplemented, to test the Software, the Seller's internal systems and software, and the network connections it maintains as part of its business to determine whether they are "Millennium Compliant" and, based upon these tests, the Seller and the Shareholders have no knowledge that any of such Software systems or connections is not "Millennium Compliant." For the purposes of this Agreement, "MILLENNIUM COMPLIANT" means: (a) the functions, calculations, and other computing processes of the Software (collectively, "PROCESSES") perform as designed regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software, whether or not the dates include leap years; (b) the Software can accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, as designed and in a materially accurate manner, regardless of the dates used or format of the date input; (c) the Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software;
(d) the Software accepts and responds to four digit year date input in a manner that resolves any material ambiguities as to the century in an accurate manner; and (e) the Software displays, prints and provides electronic output of date information in ways that are unambiguous as to the determination of the century. The Seller has provided the Purchaser with access to the results of such tests.

         (aa) No Fraudulent Transfer. Seller and Shareholders have entered into this Agreement and the Purchase Agreements without any intent to hinder, delay or defraud any of their creditors. Seller and Shareholders have received a reasonably equivalent value in exchange for the Assets transferred to the Purchaser. Immediately prior to and after the Closing, the sum of the Seller's assets is and will be greater than all of its debts, and Seller is and will be generally able to pay its debts as they become due.

         (bb) Disclosure. Seller and each Shareholder has completely and accurately responded to the inquiries and diligence requests of Parent and Purchaser and their agents, representatives, attorneys and employees in connection with the transactions contemplated by this Agreement. No representation, warranty, or statement made by Seller or the Shareholders in this Agreement, the Purchase Agreements or in any document or certificate furnished or to be furnished to Purchaser pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein, under the circumstances in which they were made, not materially misleading. Seller and each Shareholder has disclosed to Purchaser all facts known or reasonably available to Seller and the Shareholders that are material to the financial condition, operation, or prospects of the Business, the Assets, and the Assumed Liabilities.


                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         (a) Securities Act Compliance. Each Shareholder acknowledges that none of the shares of Common Stock or Preferred Stock to be delivered to the Seller will, at the time of delivery, be registered under the securities laws of any state or federal authority (the "SECURITIES LAWS"). Each Shareholder represents and warrants that Seller (and such Shareholder, in the event Seller transfers such shares to the Shareholders) is acquiring the Common Stock and Preferred Stock for investment, and not with a view toward, or for resale in connection with, a distribution in violation of federal or state securities laws. Each Shareholder acknowledges that the Common Stock and Preferred Stock may be sold, pledged, hypothecated, disposed of, or otherwise transferred or distributed only (i) pursuant to an effective registration statement covering the security under the Securities Laws, or (ii) pursuant to an exemption from the registration requirements of the Securities Laws.

         (b) Access to Information. Each Shareholder has had access to the books and records of Parent and has otherwise had access to sufficient information about Parent upon which to analyze the transactions contemplated by this Agreement. Each Shareholder has been given the opportunity to ask questions and receive answers from the officers of Parent concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of Parent. Each Shareholder has had the opportunity to obtain any additional information he or she deems necessary to verify the accuracy and completeness of information provided by Parent in connection with this Agreement and the transactions contemplated hereby.

         (c) Experience; Investment. Each Shareholder has such knowledge and experience in financial and business matters as to enable such Shareholder
(a) to utilize the information made available to him in connection with the transactions contemplated by this Agreement and the other Purchase Agreements,
(b) to evaluate the merits and risks associated with the acquisition of Common Stock and Preferred Stock, and (c) to make an informed decision with respect thereto. Each Shareholder's business and financial experience is such that Parent and Purchaser could reasonably assume such Shareholder has the capacity to protect his own interests in connection with the offer, sale and issuance of the Common Stock. Each Shareholder is financially capable of bearing the risk of loss of any and all consideration surrendered in exchange for the Common Stock and Preferred Stock and acknowledges that an investment in the Common Stock and Preferred Stock involves a high degree of risk, including a possible total loss of investment, and the purchase price of the Common Stock and Preferred Stock may not be indicative of the future value of the securities. Each Shareholder represents that because of one or more of the following criteria, such Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act, by reason of: (a) the Shareholder is a natural person who has a net worth or joint net worth with the Shareholder's spouse exceeding $1,000,000 at the time of purchase; (b) the Shareholder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; (c) the Shareholder is a corporation, partnership or trust with total assets in excess of $5,000,000; or (d) all of the Shareholder's shareholders, partners or members, as the case may be, participating in the investment in the Parent, are "accredited investors." Each Shareholder understands that the officers, directors, attorneys and other advisors of Parent and Purchaser will rely upon the representations and warranties made by such Shareholders in this Agreement in order to establish any necessary exemption from the registration provisions of the Securities Act and applicable state securities laws.

         (d) No Prior Convictions. No Shareholder has been convicted of, arrested for, or has any action pending for, a crime involving fraud, embezzlement or theft or any similar crime.

         (e) Tax Advice. Each Shareholder has reviewed with his tax advisor the United States federal, state, local and foreign tax consequences of an investment in the Common Stock and Preferred Stock and the transactions contemplated by this Agreement and the other Purchase Agreements. Such Shareholder is relying solely on such advisor and not on any statements or representations of the Parent or Purchaser or any of their agents, and understands that he or she (and not the Parent, Purchaser or any other person or entity) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Purchase Agreements.

         (f) Shareholders' Authority. Each Shareholder has the right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by the Shareholder and is entered into voluntarily without promise or benefit other than as set forth herein; and this Agreement constitutes the Shareholder's legal, valid and binding obligation, enforceable in accordance with its terms.

         (g) Ownership. Each Shareholder owns, of record and beneficially, valid title to his/her shares of common stock of Seller, and such shares are free and clear of all Liens, Claims (as defined below) and encumbrances. Other than the common stock owned by the Shareholder, the Shareholder does not own, beneficially or of record, or have any right to acquire, now or in the future, any shares of stock or other securities of any kind of the Seller. The Shareholder has not granted nor is he or she bound by any outstanding subscriptions, options, warrants, calls, commitments or agreement of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Seller or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares.

         (h) No Options, Etc. The Shareholder has not granted nor is he/she bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Seller or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares. The execution, delivery and performance of this Agreement by the Shareholder will not conflict with or result in a breach of any agreement, instrument, order, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of his or her assets. The execution, delivery and performance of this Agreement by the Shareholder does not require the consent or approval of any third party or governmental agency or authority which has not been obtained (and a copy of which is attached hereto).

         (i) Waiver of Dissenter's Rights. Each Shareholder acknowledges that he/she understands that if such Shareholder were to vote against, or had voted against, the transactions contemplated by this Agreement, such Shareholder would be entitled to receive in cash, the "fair market value" of the shares of common stock of Seller owned by such person, as provided in Section 1300 et seq. of the California Corporations Code. By such Shareholder's execution and delivery of this Agreement, such person is knowingly and voluntarily waiving his or her right to assert such statutory dissenters' rights in connection with this Agreement.


                                    ARTICLE 6
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         The Parent and Purchaser, as applicable, hereby represent and warrant to the Seller and the Shareholders as follows:

         (a) Corporate Existence. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of Parent and Purchaser has the corporate power and authority to conduct its business and to own and lease all of its properties and assets. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect on the Parent or the Purchaser, as the case may be.

         (b) Corporate Power and Authorization. Each of Parent and Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other Purchase Agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Parent and Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Parent and Purchaser and constitutes the legal, valid and binding obligation of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally, and by general principles of equity.

         (c) No Conflict. The execution, delivery and performance of this Agreement by Parent and Purchaser does not and will not violate any Laws to which Parent or Purchaser is subject, and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Parent or Purchaser, (b) the articles of incorporation or bylaws of, or any securities issued by, Parent or Purchaser, or
(c) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Parent or Purchaser is a party or by which Parent or Purchaser is otherwise bound, except where the violation, conflict or breach would not have a Material Adverse Effect on Parent or Purchaser.

         (d) Broker's or Finder's Fees. Other than BancBoston Robertson Stephens Inc., Parent has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

         (e) Capitalization. The authorized capital stock of the Parent consists of 70,000,000 shares of Common Stock, 19,795,855 of which are issued and outstanding as of December 14, 1999, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. All of the shares of Common Stock and Preferred Stock to be issued pursuant to this Agreement have been duly authorized and, upon issuance at Closing, will be validly issued, fully paid and nonassessable. The Common Stock and Preferred Stock to be issued to the Seller and the Shareholders will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Parent (except as set forth in this Agreement).

         (f) SEC Reports. Parent represents and warrants to the Seller and the Shareholders that it is a "reporting issuer" and has a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"). Parent has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the "SEC FILINGS"). None of the reports contained in such SEC Filings, as of their respective dates (or if amended or superseded by subsequent filing, on the dates of such filings), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The financial statements of Parent contained in such SEC Filings and reports were prepared in accordance with GAAP consistently applied through the periods covered thereby (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and present fairly the financial condition of Parent as of the indicated dates and the results of operations of Parent for the indicated periods and are correct and complete in all material respects. To Parent's knowledge, since June 30, 1999, no event has occurred for which Parent is required to file a Form 8-K but has not so filed.

         (g) Compliance with Applicable Laws. Parent has all Licenses required for its business as currently conducted, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect on Parent, Purchaser and their subsidiaries, taken as a whole. No proceeding is pending or threatened seeking the revocation or suspension of any material License. Except as disclosed by the Parent in Schedule 6(g), the Parent's business has been operated and maintained in all material respects in compliance with applicable Laws. The Parent has not received any notices of any allegation of any violation of any Laws or Licenses.

         (h) Litigation. Except as disclosed in Schedule 6(h), as of the date hereof, there are no administrative or judicial suits, claims, actions or proceedings pending or, to the knowledge of Parent, threatened, against Parent which, (a) if determined adversely to Parent's interests,

Parent believes would have a Material Adverse Effect on Parent, Purchaser and their subsidiaries, taken as a whole and/or (b) seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement. Parent is not subject to any outstanding order, writ, judgment, injunction, decree or arbitration award or order which has a Material Adverse Effect on Parent.

         (i) Required Government Consents. Except for (1) the Required Government Consents, (2) filings of Form D or other notices relating to the issuance of securities by Parent, and (3) the Nasdaq notification of listing of additional shares with respect to the Common Stock and Preferred Stock issued pursuant to this Agreement, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, U.S. or non-U.S., federal, state, or local governmental authorities is necessary for (a) the execution and delivery of this Agreement and the other Purchase Agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by the Parent or the Purchaser or (b) the consummation by the Parent or the Purchaser of the transactions contemplated hereby or thereby.

         (j) Required Contract Consents. Except for (1) the Required Contract Consents and (2) the consent of The Robinson-Humphrey Company pursuant to the underwriting agreement dated November 8, 1999 with respect to Parent's initial public offering, no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person (other than the Required Government Consents) is necessary for (a) the execution and delivery of this Agreement and the other Purchase Agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Parent or Purchaser or (b) the consummation by Parent or Purchaser of the transactions contemplated hereby or thereby.

         (k) Obligations of Purchaser. Parent shall take all action reasonably necessary to cause Purchaser to perform its agreements, covenants, and obligations under this Agreement in a prompt and timely manner.

         (l) No Material Adverse Change. Since the date of the Parent's most recent SEC Filings, other than as disclosed by Parent in such SEC filings, in press releases of Parent disseminated to major new wire services or the Nasdaq, or in this Agreement, there has been no material adverse change in the business, financial condition or results of operations of Parent, Purchaser and their subsidiaries, taken as a whole.

         (l) Disclosure. Parent and Purchaser have completely and accurately responded to the inquiries and diligence requests of Seller and the Shareholders and their agents, representatives, attorneys and employees in connection with the transactions contemplated by this Agreement. No representation, warranty, or statement made by Parent or Purchaser in this Agreement, the Purchase Agreements or in any document or certificate furnished or to be furnished to Seller and the Shareholders pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein, under the circumstances in which they were made, not materially misleading. Parent and

Purchaser have disclosed to Seller and the Shareholders all facts known or reasonably available to Parent and Purchaser that are material to their financial condition, operation, or prospects.


                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         (a) Conditions to Seller's Obligations. Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

                  (i) Parent's and Purchaser's representations and warranties contained in this Agreement shall be true on and as of the Closing Date.

                  (ii) Parent and Purchaser shall have complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  (iii) Other than approvals required to assign to Purchaser the OTS Contract, all Required Government Consents and Required Contract Consents shall have been obtained.

                  (iv) No Litigation shall be threatened or pending against Parent or Purchaser before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (v) Purchaser and Parent shall have delivered to Seller an opinion of counsel to Purchaser and Parent, dated as of the Closing Date, in form and substance satisfactory to Seller.

                  (vi) Parent shall have filed with the Georgia Secretary of State Articles of Amendment to its Articles of Incorporation in the form attached hereto as Schedule 7(a)(vi) designating the Series A Preferred Stock.

                  (vii) Purchaser shall have entered into a contract providing for the employment of Bruce R. Gall by Purchaser in the form attached hereto as Schedule 7(a)(vii).

                  (viii) Parent, Seller and the Shareholders shall have entered into a registration rights agreement in the form attached hereto as
Schedule 7(a)(viii).

         (b) Conditions to Parent's and Purchaser's Obligations. Each of the obligations of Parent and Purchaser to be performed hereunder shall be subject to the satisfaction (or the waiver by Purchaser or Parent, as applicable) at or prior to the Closing Date of each of the following conditions:

                    (i) Seller's and Shareholders' representations and warranties contained in this Agreement shall be true on and as of the Closing Date.

                    (ii) Seller and Shareholders shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                    (iii) Other than approvals required to assign to Purchaser the OTS Contract, all Required Government Consents and Required Contract Consents shall have been obtained.

                    (iv) No Litigation shall be threatened or pending against Seller or any Shareholder before any court or governmental agency that, in the reasonable opinion of counsel for Purchaser, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

                    (v) Seller shall have provided to Purchaser payoff letters for all liens, encumbrances and liabilities with respect to the Assets and shall have paid all amounts required to be paid by Seller with respect thereto.

                    (vi) [Intentionally omitted].

                    (vii) Seller shall have delivered to Parent and Purchaser an opinion of counsel to Seller and the Shareholders, dated as of the Closing Date, in form and substance satisfactory to Parent and Purchaser.

                    (viii) Bruce Gall shall have entered into an employment agreement with Purchaser in the form attached hereto as Schedule 7(a)(viii), the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

                  (ix) Bruce Gall, Kenneth Lemoine, Phillip Templer, and Norma Gall shall have entered into the non-compete, non-solicitation and confidentiality agreement attached hereto as Schedule 7(b)(ix).

                  (x) The employees of Seller identified by the Parent shall have entered into the work product and confidentiality agreements in the forms attached hereto as Schedule 7(b)(x).

                  (xi) Each Shareholder shall have had their spouse execute a spousal consent in the form attached hereto as Schedule 7(b)(xi).

                  (xii) The Seller and the Shareholders shall have executed the Escrow Agreement.

                  (xiii) Seller shall have executed and delivered for filing with the Secretary of State of California Articles of Amendment to effect a change in the Seller's name from DPSC Software, Inc. to Bruce R. Gall & Associates, Inc.

                                    ARTICLE 8
                                     CLOSING

         (a) Closing. The closing of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities (the "CLOSING") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia at 10:00 a.m. on December 10, 1999 (the "CLOSING DATE").

         (b) Actions at Closing. At Closing, Purchaser and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

                    (i) Copies of Consents. Seller shall deliver to Purchaser copies of all Required Contract Consents and all Required Government Consents.

                    (ii) Conveyance Instruments. Seller shall deliver to Purchaser such warranty deeds, bills of sale, assignments, and other instruments of conveyance and transfer as Purchaser may reasonably request to effect the transfer and assignment to Purchaser of the Assets.

                    (iii) Assumption Agreement(s). Purchaser shall deliver to Seller one or more assumption agreement(s) in form reasonably acceptable to Seller, pursuant to which Purchaser assumes and agrees to pay and perform the Assumed Liabilities.

                    (iv) Legal Opinions. The parties shall cause their respective counsel to deliver to the other parties the legal opinions required under Article 7.

                    (v) Lease. Seller and Purchaser shall execute all assignments and other documents required in order to assign the lease for Seller's principal office to the Purchaser.

                    (vi) Post-Closing Agreement. The parties shall enter into a post-closing agreement in the form attached hereto as Schedule 8(a)(xii).

         (c) Delivery of Purchase Price. Purchaser shall deliver the Purchase Price to Seller, subject to deposit of the Escrow Amount with the Escrow Agent pursuant to the Escrow Agreement.

         (d) Further Assurances. At and after the Closing, without further consideration, each of the parties hereto shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as the other parties or their counsel may reasonably request (1) to vest in Purchaser, and perfect and protect Purchaser's right, title, and interest in, and enjoyment of, the Assets and the Business, (2) to effect Purchaser's assumption, payment of discharge of all Assumed Liabilities, and/or (3) to ensure more effectively the compliance of each party with its agreements, covenants, warranties, and representations under this Agreement.

                                    ARTICLE 9
           COVENANTS OF PARENT, PURCHASER AND SELLER FOLLOWING CLOSING

         (a) Purchaser's Cooperation. Purchaser shall use its reasonable efforts to provide Seller such assistance as it may reasonably request in connection with matters relating to Taxes, including information with respect to Seller's preparation of any Returns of Taxes, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to Seller's liability for Taxes, or any claims arising hereunder respecting the Business. Purchaser shall retain and provide Seller with records or information which may be relevant to any such Return, audit, examination, proceeding, or determination, and Purchaser shall retain all such books and records for so long as necessary in keeping with applicable statutes of limitations.

         (b) Allocation of Purchase Price. The Purchase Price shall be allocated as disclosed in Schedule 3, and all tax returns and reports filed by Seller and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

         (c) Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the fifth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the Assets, Assumed Liabilities or Business of Seller prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party, and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets, Assumed Liabilities or Business of the Seller prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, delayed or conditioned or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall deliver such records to the objecting party.

         (d) UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Assets or the Business to Purchaser. In addition, Seller will execute such documents, assignments and financing statements as Purchaser may request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements, assignment of rights or other similar documents.

         (e) Covenant Not to Compete. Seller agrees that for a period of two (2) years after the Closing Date, neither it nor any of its affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business whether in corporate, proprietorship or partnership form or otherwise as more than a five percent owner in such business where such business is competitive with the Business. Seller further specifically acknowledges and agrees that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 9(e) should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         (f) Nonsolicitation of Personnel. For a period of two (2) years after the Closing Date, Seller shall not solicit, divert, or recruit, for its own benefit or for the benefit of any other person or entity, any employee of Seller whom Purchaser hires or retains from and after the Closing Date.

         (g) Maintain Corporate Status. Seller covenants that it will continue to exist and shall keep and maintain its present corporate status in good standing for a minimum of thirteen (13) months following the date of Closing. Seller covenants not to use in any manner the corporate names Distributed Planning Systems Corp., DPSC Software, Inc., DPSC Internet, Inc. or any confusingly similar name (including all related trade names, logos, and marks) after the Closing Date. Seller and Shareholders covenant to use all commercially reasonable efforts to dissolve DPSC Internet, Inc.

         (h) Reservation of Shares. Parent covenants that it will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Parent agrees to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


                                   ARTICLE 10
                                 INDEMNIFICATION

         (a) Indemnification by Seller and Shareholders. Seller and Shareholders shall jointly and severally indemnify, defend, and hold harmless Parent and Purchaser and their respective subsidiaries, successors and permitted assigns, and the directors, officers, employees and agents of each (collectively, the "PURCHASER GROUP"), at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "LOSS" or "LOSSES"), asserted against, resulting to, imposed upon, or incurred by the Purchaser Group, directly or indirectly, by reason of, resulting from, incident to or arising in connection with any of the following:

                    (i) Breach of Obligation. Any breach of any representation, warranty, or agreement of Seller or Shareholders contained in or made pursuant to this Agreement and the other Purchase Agreements, including the agreements and other instruments contemplated hereby and thereby;

                    (ii) Excluded Liabilities. Any liabilities or obligations of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with any Excluded Assets, or the conduct of the Business or the ownership or use of the Assets prior to the Closing Date, except for the Assumed Liabilities;

                    (iii) Failure to Obtain Consents. Any failure to obtain the Required Government Consents or the Required Contract Consents prior to Closing or within the time allowed by the Post-Closing Agreement, as the case may be;

                    (iv) Violations of Fraudulent Conveyance Laws. Any failure to comply with any fraudulent conveyance or similar laws relating to notices to creditors; and

                    (v) Incidental Matters.  [Intentionally omitted].

         (b) Indemnification by Purchaser. Purchaser shall indemnify, defend, and hold harmless Seller, each Shareholder, each director, officer, employee and agent of Seller, and their respective heirs, successors, and permitted assigns (collectively, the "SELLER GROUP"), at, and at any time after, the Closing, from and against any and all Losses asserted against, resulting to, imposed upon, or incurred by the Seller Group, to the extent arising from any of the following:

                    (i) Breach of Obligation. Any breach of any representation, warranty, or agreement of Parent or Purchaser contained in or made pursuant to this Agreement or the Assumption Agreement, including the agreements and other instruments contemplated hereby;

                    (ii) Assumed Liabilities.  Any of the Assumed Liabilities;
and

                    (iii) Post-Closing Operations. The ownership and operation of the Assets and Business from and after the Closing Date.

         (c) Notice of Claim. The party entitled to indemnification hereunder (the "CLAIMANT") shall promptly deliver to the party liable for such indemnification hereunder (the "OBLIGOR") notice in writing (the "REQUIRED NOTICE") of any claim for recovery under Section

10(a) or Section 10(b), specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the "CLAIM"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

         (d) Defense. If the facts pertaining to the Loss arise out of the claim of any third party (other than a member of the Purchaser Group or Seller Group, whichever is entitled to indemnification for such matter) and indemnification is available by virtue of the circumstances of the Loss, the Obligor must assume the defense or the prosecution thereof, including the employment of counsel or accountants, at its cost and expense. If representation of both the Obligor and the Claimant by such counsel would be inappropriate due to actual or potential differing interests between the Obligor and the Claimant in such proceeding (such as the availability of defenses to the Claimant), the Claimant (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Obligor. The Claimant shall have the right to determine and adopt (or, in the case of a proposal by Obligor, to approve) a settlement of such matter in its reasonable discretion, except that Claimant need not consent to any settlement that (1) imposes any nonmonetary obligation or (2) Obligor does not agree to pay in full. The Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Whether or not the Obligor chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

         (e) Manner of Indemnification by Seller. Where Seller and/or the Shareholders are obligated to indemnify the Purchaser, Parent or any other member of the Purchaser Group under Section 10(a), such Claim shall be satisfied pursuant to the Escrow Agreement. Following termination of the Escrow Agreement, such Claim shall be satisfied by Seller and the Shareholders, at the option of the relevant member of the Purchaser Group, by paying to that person in cash an amount equal to the applicable Loss.

         (f) Limitations. Notwithstanding anything in this Article 10 to the contrary:

                  (i) Threshold. No indemnification or any other claim for damages under this Agreement or any other instrument or agreement to be executed and delivered by the parties hereto in connection with the transactions contemplated hereby shall be payable by any party to any other party until (and then only to the extent that) the total of all Losses from such claim equals or exceeds $50,000.

                  (ii) Time of Assertion. No indemnification shall be payable by any party with respect to matters as to which it has not received notice from the Claimant within two (2) years after the Closing Date, except that there shall be no limitation on the time during which indemnification may be sought or obtained for (1) Losses based on Excluded Liabilities; or (2) any instance of fraud or any knowing and willful breach by any party of any provision of this Agreement or any other instrument or agreement to be executed and delivered by such party in connection with the transactions contemplated hereby.

                  (iii) Exclusive Remedy. The parties hereto acknowledge and agree that this Article 10 is the exclusive remedy of the parties hereto for damages for breach or misrepresentation of or under this Agreement, other than a claim or interpleader based on Purchaser's failure to discharge the Assumed Liabilities or Seller's failure to discharge the Excluded Liabilities.

         (g) Recovery of Attorney Fees For Frivolous Actions. Claimant shall be entitled to recover its reasonable out-of-pocket costs (including court costs and actual attorney fees) incurred in pursuing any Claim defended by the Obligor on frivolous grounds or opposed for the purpose of delay or harassment.

         (h) Arbitration. In the event of a dispute in which the parties involved cannot reach agreement as to the claim in question or their liability under this Article 10, then the disputed amount of the claim of indemnification or their liability hereunder shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in a mutually acceptable locale (other than Los Angeles, California or Atlanta, Georgia) before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement.


                                   ARTICLE 11
                                 CONFIDENTIALITY

         Following the Closing, the terms of that certain Confidentiality Agreement dated as of November 22, 1999 (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit 11 and is incorporated herein by reference, shall continue to be applicable to the Seller and the Parent.


                                   ARTICLE 12
                     GENERAL RELEASE AND COVENANT NOT TO SUE

         The Seller and the Shareholders hereby acknowledge and agree that the transactions contemplated by this Agreement are in the best interest of the Seller and each of the Shareholders. As part of the agreements set forth herein and in consideration of Parent's and Purchaser's agreements hereunder, to the fullest extent permitted by law, the Seller and Shareholders hereby fully and forever release, remise, acquit and discharge the Purchaser,

Parent and their past, present and future subsidiaries, officers, directors, employees, shareholders, attorneys, agents, successors, assigns, representatives and other affiliates (collectively, the "PURCHASER RELEASEES") of and from all claims (as defined by Section 101 of the United States Bankruptcy Code, as amended), debts, demands, actions, causes of action, suits, accounts, damages and liabilities of every name and nature, both at law and in equity, whether known or unknown, that the Seller and the Shareholders now have, ever had or may, at any time, claim to have had against any of the Purchaser Releasees; provided, however, that such release shall not apply (1) to any breach by any party of its representations, warranties and agreements set forth in this Agreement or the Purchase Agreements to which it is a party or (2) to any claims based upon or arising out of facts, conduct, acts or omissions by the Parent or Purchaser first occurring or accruing from and after Closing. Furthermore, Seller and each Shareholder hereby covenants not to sue, institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against any Purchaser Releasee with respect to any of the foregoing; provided, however, that such covenant shall not apply to any breach by any party of its representations, warranties and agreements set forth in this Agreement or the Purchase Agreements to which it is a party. Each of the Seller and the Shareholders represent and warrant to the Purchaser Releasees that they have not voluntarily or involuntarily assigned or suffered any transfer of any of the claims, debts, demands, actions, causes of action, suits, accounts, damages and liabilities to any other person or entity, and agree to indemnify and hold harmless the Purchaser Releasees from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by the Purchaser Releasees by reason of any of the foregoing which were effectively or purportedly assigned or transferred by the Seller or the Shareholder. To the fullest extent permitted by law, Shareholders hereby waive the benefits of California Civil Code ss. 1542 and any other applicable statute or regulation governing general releases or creditors' rights.


                                   ARTICLE 13
                                  MISCELLANEOUS

         (a) Sales, Transfer and Documentary Taxes, etc. Seller shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by law on Seller or Purchaser, and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

         (b) Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         (c) Contents of Agreement; Parties in Interest; etc. This Agreement, which includes the Schedules, Exhibits and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement (collectively, the "PURCHASE AGREEMENTS") sets forth the entire understanding and agreement of the parties hereto with respect to the transactions contemplated hereby. It shall not be assigned, amended or modified except by written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous negotiations, agreements, representations, warranties and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded in their entirety by this Agreement and the other Purchase Agreements and shall not create any liability on the part of any party hereto in favor of any other party (or parties), except as otherwise expressly set forth herein and in the other Purchase Agreements.

         (d) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (e) Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telecopier, air courier, telegram or by registered or certified mail, postage prepaid, as follows:

         if to Parent or the Purchaser before December 20, 1999:

                           Netzee, Inc.
                           Netcal, Inc.
                           2410 Paces Ferry Road
                           150 paces Summit
                           Atlanta, GA 30339
                           (770) 805-2152
                           Attention: Chief Executive Officer, President and Chief Financial Officer

         if to Parent or the Purchaser beginning December 20, 1999:

                           Netzee, Inc.
                           Netcal, Inc.
                           6190 Powers Ferry Road
                           Suite 400
                           Atlanta, GA 30339
                           (770) 200-3442
                           Attention: Chief Executive Officer, President and Chief Financial Officer

                  With a copy to:

                  Susan L. Spencer, Esq.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                  First Union Plaza, Suite 1400
                  999 Peachtree Street, N.E.
                  Atlanta, GA  30309
                  (404) 817-6165
                  (404) 817-6050 (facsimile)

                  If to Seller or Shareholders, to:

                  Bruce R. Gall
                  27200 Agoura Road, Suite 100
                  Calabasas Hills, CA  91301
                  (818) 880-9274

                  With a copy to:

                  Ronald K. Fujikawa, Esq.
                  Kinsella, Boesch, Fujikawa & Towle, LLP
                  1901 Avenue of the Stars, Seventh Floor
                  Los Angeles, California  90067
                  (310) 201-2000
                  (310) 284-6018 (facsimile)

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, transmitted by facsimile, telegraphed or mailed, as the case may be.

         (f) Georgia Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflict of law principles.

         (g) No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, and nothing contained in this Agreement or the other Purchase Agreements shall be construed as conferring any rights on any other persons.

         (h) Headings, Gender and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "PERSON" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. The "KNOWLEDGE" of a person shall include the current actual awareness of such person, such person's officers charged with the responsibility for the matters qualified by the use of the term "KNOWLEDGE" and such matters as would be revealed by a review of such person's records.

         (i) Schedules and Exhibits. All Exhibits and Schedules referred to herein are incorporated herein by reference and are intended to be and hereby are specifically made a part of this Agreement.

         (j) Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (k) Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         (m) Assistance of Counsel. Each party hereto acknowledges that they have had the assistance of counsel in negotiating and preparing the terms of this Agreement; therefore, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

         (n) Time of the Essence. Time is of the essence of this Agreement.

         (o) Actions and Proceedings. The Seller and Shareholders consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for any District of Georgia in any action or judicial proceeding seeking an injunction or other equitable relief or to enforce an arbitration award in favor of Parent or Purchaser. The Seller and each Shareholder agree that any forum other than the State of Georgia is an inconvenient forum and that a suit (or non-compulsory counterclaim) seeking an injunction or other equitable relief or to enforce an arbitration award in favor of Parent or Purchaser brought by the Seller and/or any Shareholder against Purchaser, or any member of the Purchaser Group in a court of any state other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

         (p) Execution by Facsimile. Any party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.




                        [Signatures follow on next page]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement on the date first written above:

                                    "Purchaser"
                                    Netcal, Inc.

                                      /s/ Richard S. Eiswirth
                                    ------------------------------------------
                                    By:  Richard S. Eiswirth
                                        --------------------------------------
                                    Title:  CFO and V.P.
                                           -----------------------------------


                                    "Seller"
                                    DPSC Software, Inc.

                                      /s/ Bruce Gall
                                    ------------------------------------------
                                    By:      Bruce Gall
                                        --------------------------------------
                                    Title:  President
                                           -----------------------------------

                                    "Shareholders"

                                    Gall Family Trust

                                    By:  /s/ Norma Gall, Trustee
                                        --------------------------------------
                                         Norma Gall, Trustee

                                    By:  /s/ Bruce Gall, Trustee
                                        --------------------------------------
                                         Bruce Gall, Trustee

                                    /s/ Bruce Gall
                                    ------------------------------------------
                                    Bruce Gall

                                    /s/ Kristen N. Gall
                                    ------------------------------------------
                                    Kristin N. Gall

                                    /s/ James H. Jones
                                    ------------------------------------------
                                    James H. Jones

                                    /s/ Kenneth Lemoine
                                    ------------------------------------------
                                    Kenneth Lemoine

                                    /s/ David F. Potter
                                    ------------------------------------------
                                    David F. Potter

                                    /s/ Charles Stephens
                                    ------------------------------------------
                                    Charles Stephens

                                    /s/ Phillip Templer
                                    ------------------------------------------
                                    Phillip Templer

                                    "Parent"
                                    Netzee, Inc.


                                    /s/ Glenn W. Sturm
                                    ------------------------------------------
                                    By:  Glenn W. Sturm
                                        --------------------------------------
                                    Title:  Chief Executive Officer
                                           -----------------------------------